Joseph LaCome

Attorney at Law

4040 Civic Center Dr., Suite 200

San Rafael, CA 94903

Ph. 415-847-1944

5/8/2019

Vadim Rata, Director

Lovarra, Inc.

Kemp House,

152 - 160 City Road,

London EC1V 2NX

United Kingdom

Re: Lovarra, Inc. Form S-1 Registration Statement

Mr. Rata:

I   refer   to   the   above-captioned   registration   statement   on   Form   S-1   ("Registration   Statement")   under   the

Securities Act of 1933, as amended (“Act"), filed by Lovarra, Inc. a Nevada Corporation ("Company"), with the Securities

and  Exchange  Commission.   The  Registration  Statement  related  to  the  offering  of  5,000,000  shares  of  the  Company's stock ("Common  Stock").  Such  shares  are  to  be  issued  under  the  Registration  Statement  and  the  relating prospectus  to  be filed with the Commission.  The details of the offering are described in the Registration Statement on Form S-1.

I  have  examined  the  copies  of  such  records  of  the  Company,  certificates  of  officers  of  the  Company,  as  a  basis

for  the  opinion  hereinafter  expressed.   In  such   examination,   I   have   assumed   the   genuineness   of  all   signatures,   the

authenticity  of  all  documents  submitted  to  me  as  certified  copies  or  photocopies  and  the  authenticity  of  the  originals  of such documents. Based on my examination mentioned above, I am of the opinion that 5,000,000  shares of common stock to  be  offered  and  sold  are  duly authorized  shares  of  common  stock will,  when  sold,  be  legally issued, fully paid  and  non-

assessable.

This  opinion  letter  is  limited  to  the  application  of  the  laws  of  the  State  of  Nevada  and  the  federal  laws  of  the

United States, and we express no opinion as to the laws of any other jurisdictions.  My opinions, and statements expressed herein  are  limited  to  those  matters  expressly  set  forth  herein,  and  no  opinion  may  be  implied  or  inferred  beyond  the matters expressly stated herein.

I  hereby consent  to  the  filing of  this  opinion  as  an  Exhibit  to  the  Registration  Statement  and  to  the  reference to my firm under "Interest of Named Experts and Counsel" in the Registration Statement.

Sincerely,

/s/ Joseph LaCome

Joseph LaCome

Attorney at Law